Exhibit 99.1

FOR IMMEDIATE RELEASE

VIRTUALSCOPICS, INC. REPORTS 2015 THIRD QUARTER REVENUES INCREASE

18% FROM PRIOR YEAR PERIOD AND COMPANY ACHIEVES POSITIVE

ADJUSTED EBITDA

ROCHESTER, N.Y., October 29, 2015—VirtualScopics, Inc. (NASDAQ:VSCP), a leading provider of clinical trial imaging solutions, today reported financial results for the third quarter and nine months ended September 30, 2015.

Revenues for the third quarter of 2015 increased 18% to $3,224,407 compared to $2,741,241 for the third quarter of 2014. The company reported positive Adjusted EBITDA in the third quarter of 2015 of $132,101 as compared to negative Adjusted EBITDA of $842,772 in the third quarter of 2014. VirtualScopics reported a net loss for the third quarter of 2015 of $24,779, or $0.02 loss per share, representing a 97% improvement from a net loss of $955,523, or $0.33 loss per share, reported in the third quarter of 2014.

Revenues for the first nine months of 2015 were $9,057,975, a 17% increase over the $7,742,974 reported for the prior year period. The company reported a net loss for the first nine months of 2015 of $1,124,443, or $0.42 loss per share, representing a 52% improvement from the net loss of $2,333,427, or $0.82 loss per share, for the same period in 2014.

“We are very pleased with the company’s strong performance during the third quarter of 2015,” said Eric T. Converse, president and chief executive officer of VirtualScopics. “This quarter is the first time the company has achieved positive Adjusted EBITDA since the second quarter of 2013, a trend we believe will continue to improve for the remainder of this year and beyond. I am very proud of the entire VirtualScopics team.”

“In addition,” Converse continued, “the backlog has grown to $31.9 million and we believe it will continue to grow. Our decision to focus on our core competencies has proven to be the right decision as we continue to strengthen our relationships with large pharma and develop new relationships with biotechs. This year we were chosen to be the sole imaging provider for several of our customers and most recently we were awarded a phase III oncology trial from yet another large pharma company.”

“We are pleased to have achieved strong margins for both 2015 reporting periods over the prior year’s periods,” said Jim Groff, VirtualScopics’ chief financial officer. “In the third quarter of 2015, margins improved to 42% as compared to 34% in the third quarter of 2014. For the first nine months of 2015 margins improved to 37% as compared to 34% achieved last year. The margin improvement thus far in 2015 reflects the increase in the startup of new projects, which yield higher margins during their startup phase, along with a continued focus on our core offerings and investment in our infrastructure and people.”

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Imaging Solutions for Clinical Trials	500 Linden Oaks • Second Floor • Rochester, NY 14625 • P:585.249.6231 • F:585.218.7350 • info@virtualscopics.com •

VirtualScopics, Inc. 2015 Q3 Financial Results, page 2

Conference Call and Webcast Information

The company’s management will host a conference and webcast today at 4:30 p.m. ET to discuss the company’s 2015 third quarter and nine months financial results and business outlook. The conference call dial-in information, webcast URL and replay information is as follows:

•	Domestic Call Dial In: 877-407-8035
•	International Call Dial In: 201-689-8035
•	Conference Call ID: 13622413

An accompanying slide presentation to enhance managements’ formal remarks, as well as a webcast of the call, can be accessed at the following links:

http://virtualscopics.investorroom.com/webcasts or

http://www.investorcalendar.com/IC/CEPage.asp?ID=174428.

A replay and slide presentation will be available one hour after the conclusion of the conference call for 90 days, and can be accessed accordingly:

Replay Domestic Dial In: 877-660-6853

Replay International Dial In: 201-612-7415

Replay Conference Call ID: 13622413

The webcast and slide presentation can be accessed at the following links:

http://virtualscopics.investorroom.com/webcasts or

http://www.investorcalendar.com/IC/CEPage.asp?ID=174428.

About VirtualScopics, Inc.

VirtualScopics, Inc. (NASDAQ:VSCP) is a leading provider of clinical trial imaging solutions to accelerate drug and medical device development. For risk-averse, time-constrained Clinical Trial Study Teams, Medical Directors and Imaging Scientists who require quality imaging data delivered on-time, within budget and on a consistent basis, VirtualScopics’ clinical trial imaging solutions are an inspired true exception to commonly accepted services provided by other clinical trial imaging providers. Because of the scientific and operational flexibility and responsiveness available, VirtualScopics’ clinical trial imaging solutions deliver special performance advantages compared to other image service providers that offer common, every day clinical trial imaging services. For more information about VirtualScopics, Inc., please visit www.virtualscopics.com.

Non-GAAP Financial Information

VirtualScopics provides Adjusted EBITDA as a supplemental measure to Generally Accepted Accounting Principles (“GAAP”) regarding the company's operational performance. The company defines Adjusted EBITDA as earnings less interest, taxes (if any), depreciation and amortization as further adjusted to exclude stock-based compensation expense. This financial measure excludes the impact of certain items and, therefore, has not been calculated in

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Imaging Solutions for Clinical Trials	500 Linden Oaks • Second Floor • Rochester, NY 14625 • P:585.249.6231 • F:585.218.7350 • info@virtualscopics.com •

VirtualScopics, Inc. 2015 Q3 Financial Results, page 3

accordance with GAAP. VirtualScopics’ method of calculating Adjusted EBITDA may differ from methods used by other companies, and, as a result, Adjusted EBITDA measures disclosed herein may not be comparable to other similarly titled measures used by other companies. VirtualScopics continues to provide information in accordance with GAAP. However, given the non-cash variable nature of stock-based compensation expense and its substantial impact on the overall reported net income/loss, the company believes it is also helpful for investors to receive additional information relating more specifically to VirtualScopics’ operating results. Accordingly, VirtualScopics has presented Adjusted EBITDA which excludes the non-cash effects of stock-based compensation expense on its financial results. Management uses Adjusted EBITDA (a) to evaluate the company's financial performance, (b) to set internal spending budgets, and (c) to measure operational profitability. Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), VirtualScopics has provided a reconciliation of Adjusted EBITDA to its most directly comparable GAAP financial measure, net income/(loss), in the financial reconciliation following the financial statements below, titled “GAAP Reconciliation: Net Income/Loss and Adjusted EBITDA.”

Forward-looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding continued positive Adjusted EBITDA, the expected benefits of the Company’s investment in infrastructure, sales and marketing efforts, the continued increase in backlog, expectations for the startup of new projects and the performance of existing projects and/or statements preceded by, followed by or that include the words “believes”, “could”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “projects”, “seeks”, or similar expressions. Forward-looking statements deal with the company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC, and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or that contract awards do not turn into signed contracts. Other risks include the company’s dependence on its largest customers and risk of contract performance, protection of our intellectual property and the risks of infringement on the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the company undertakes no obligation to update such forward-looking statements.

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Imaging Solutions for Clinical Trials	500 Linden Oaks • Second Floor • Rochester, NY 14625 • P:585.249.6231 • F:585.218.7350 • info@virtualscopics.com •

VirtualScopics, Inc. 2015 Q3 Financial Results, page 4

For More Information, Contact:

Donna N. Stein, APR, Fellow PRSA

Managing Partner

Donna Stein & Partners

315-361-4672

Email: dstein1@twcny.rr.com

Financial Tables to Follow

Imaging Solutions for Clinical Trials	500 Linden Oaks • Second Floor • Rochester, NY 14625 • P:585.249.6231 • F:585.218.7350 • info@virtualscopics.com •

VirtualScopics, Inc. and Subsidiary

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Revenues	$3,063,053	$2,502,413	$8,558,865	$7,291,415
Reimbursement revenues	161,354	238,828	499,110	451,559
Total revenues	3,224,407	2,741,241	9,057,975	7,742,974

Cost of services	1,696,940	1,573,790	5,208,813	4,664,548
Cost of reimbursement revenues	161,354	238,828	499,110	451,559
Total cost of services	1,858,294	1,812,618	5,707,923	5,116,107
Gross profit	1,366,113	928,623	3,350,052	2,626,867

Operating expenses
Research & development	324,669	307,470	972,962	899,655
Sales & marketing	277,190	545,172	918,567	1,373,056
General & administrative	673,960	957,795	2,252,729	2,452,438
Depreciation & amortization	101,459	74,106	304,451	236,135
Total operating expenses	1,377,278	1,884,543	4,448,709	4,961,284

Operating loss	(11,165)	(955,920)	(1,098,657)	(2,334,417)

Other income (expense)
Other income	15	1,030	935	3,087
Interest expense	(4,332)	-	(4,332)	-
Interest expense - debt issuance costs	(6,968)	-	(6,968)	-
Other expense	(2,329)	(633)	(15,421)	(2,097)
Total other (expense) income	(13,614)	397	(25,786)	990

Net loss	(24,779)	(955,523)	(1,124,443)	(2,333,427)

Preferred stock dividends	42,000	42,000	126,000	126,000
Net loss available to common stockholders	$(66,779)	$(997,523)	$(1,250,443)	$(2,459,427)

Weighted average basic and diluted shares outstanding	2,994,928	2,994,590	2,994,928	2,993,154
Basic and diluted loss per share	$(0.02)	$(0.33)	$(0.42)	$(0.82)

Imaging Solutions for Clinical Trials	500 Linden Oaks • Second Floor • Rochester, NY 14625 • P:585.249.6231 • F:585.218.7350 • info@virtualscopics.com •

VirtualScopics, Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2015	2014
	(Unaudited)
Assets
Current assets
Cash	$1,699,579	$4,046,599
Accounts receivable, net	2,548,082	1,814,143
Prepaid expenses and other current assets	477,106	410,188
Total current assets	4,724,767	6,270,930

Patents, net	1,065,494	1,211,770
Property and equipment, net	518,572	330,873
Other assets	4,133	10,661
Total assets	$6,312,966	$7,824,234

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$739,240	$1,289,099
Accrued payroll	489,361	681,964
Unearned revenue	688,778	670,332
Dividends payable	335,333	335,333
Current portion of note payable	59,968	-
Current portion of capital lease obligation	23,830	-
Total current liabilities	2,336,510	2,976,728

Note payable, net of current portion	140,392	-
Capital lease obligation, net of current portion	120,945	-
Total liabilities	$2,597,847	$2,976,728

Commitments and Contingencies

Stockholders' Equity
Convertible preferred stock, $0.001 par value; 1,000,000 shares authorized at September 30, 2015 and December 31, 2014;
Series C-1 3,000 shares authorized; issued and outstanding, 3,000 shares at September 30, 2015 and December 31, 2014; liquidation preference $1,000 per share	3	3
Series B 6,000 shares authorized; issued and outstanding, 600 shares at September 30, 2015 and December 31, 2014; liquidation preference $1,000 per share	1	1
Series A 8,400 shares authorized; issued and outstanding, 2,165 shares at September 30, 2015 and December 31, 2014; liquidation preference $1,000 per share	2	2
Series C-2 3,000 shares authorized; issued and outstanding, 0 shares at September 30, 2015 and December 31, 2014; liquidation preference $1,000 per share	-	-
Common stock, $0.001 par value; 20,000,000 shares authorized;
issued and outstanding, 2,994,928 shares at September 30, 2015 and December 31, 2014	2,995	2,995
Additional paid in capital	21,967,125	21,975,069
Accumulated deficit	(18,255,007)	(17,130,564)
Total stockholders' equity	3,715,119	4,847,506
Total liabilities and stockholders' equity	$6,312,966	$7,824,234

Imaging Solutions for Clinical Trials	500 Linden Oaks • Second Floor • Rochester, NY 14625 • P:585.249.6231 • F:585.218.7350 • info@virtualscopics.com •

GAAP RECONCILIATION:

Net Income/Loss and Adjusted EBITDA

	Three Months Ended	Three Months Ended
Adjusted EBITDA (non-GAAP measurement):	September 30, 2015	September 30, 2014
	(unaudited)	(unaudited)

Net loss	$(24,779)	$(955,523)
Interest income and other expenses	13,614	(397)
Depreciation and amortization	101,459	74,106
Stock-based compensation expense	41,807	39,042
Adjusted EBITDA	$132,101	$(842,772)
Basic and diluted Adjusted EBITDA per common share, non-GAAP	$0.04	$(0.28)

	Nine Months Ended	Nine Months Ended
Adjusted EBITDA (non-GAAP measurement):	September 30, 2015	September 30, 2014
	(unaudited)	(unaudited)

Net loss	$(1,124,443)	$(2,333,427)
Interest income and other expenses	25,786	(990)
Depreciation and amortization	304,451	236,135
Stock-based compensation expense	118,056	103,660
Adjusted EBITDA	$(676,150)	$(1,994,622)
Basic and diluted Adjusted EBITDA per common share, non-GAAP	$(0.23)	$(0.67)

Imaging Solutions for Clinical Trials	500 Linden Oaks • Second Floor • Rochester, NY 14625 • P:585.249.6231 • F:585.218.7350 • info@virtualscopics.com •